ARTICLES OF INCORPORATION

                                       OF

                        GUARDIAN INTERNATIONAL FUND, INC.

      FIRST: The undersigned, John M. Smith, whose post office address is The Guardian Insurance & Annuity Company. Inc., 201 Park Avenue South, New York, New York 10003, being over eighteen (18) years of age and acting as incorporator, hereby forms a corporation under the Maryland General Corporation Law.

      SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

                        GUARDIAN INTERNATIONAL FUND, INC.

      THIRD: The purposes for which the Corporation is formed are as follows:

            (a) To operate as and carry on the business of an investment company registered under the Investment Company Act of 1940. as amended (the "1940 Act"), and exercise all the powers necessary and appropriate to the conduct of such operations;

            (b) To hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and purchase or otherwise acquire. hold for investment or otherwise, sell. assign. negotiate. transfer. exchange or otherwise dispose of or turn to account or realize upon. securities (which term "securities" shall for the purposes of these Articles of Incorporation, without limitation of the generality thereof be deemed to include, but is not limited to, common and preferred stocks. warrants, bonds, debentures. bills, time notes and all other evidences of indebtedness including options thereon), negotiable or non-negotiable instruments, government securities, and money market instruments including bank certificates of deposit. finance paper. commercial paper. bankers acceptances and all kinds of repurchase agreements of any corporation, company. trust, association, firm or other business organization. domestic or foreign, however established, and of any country, state, municipality or other political subdivision, or of any other governmental or quasi-governmental agency or instrumentality created or issued by any issuer (which term "issuer" shall for the purposes of these Articles of Incorporation, without limitation of the generality thereof be deemed to include any persons, firms, associations, corporations, syndicates, combinations, organizations. governments, or subdivisions thereof) and enter into domestic and foreign currency and futures transactions, and to exercise as owner or holder of any securities or other instruments, all rights, powers and privileges in respect thereof and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any or all such securities or other instruments;

            (c) To issue and sell shares of its own common stock in such amounts and on such terms and conditions for such purposes and for such amount or kind of consideration now or hereafter permitted by the Maryland General Corporation law and by these Articles of Incorporation, as its Board of Directors may determine, consistent with all applicable laws and regulations, including the 1940 Act;

            (d) To redeem at the option of the holder, retire, purchase or otherwise acquire. hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the shareholders of the Corporation) shares of its common stock, in any manner and to the extent now or hereafter permitted by the Maryland General Corporation Law and by these Articles of Incorporation:

            (e) To carry on any and all business, transactions and activities permitted by the Maryland General Corporation Law which may be deemed desirable by the Board of Directors of the Corporation, whether or not identical with or related to the business described in the foregoing paragraphs of this Article, as well as all activities and things necessary and incidental thereto. to the full extent empowered by such laws;

            (f) To carry on any of the foregoing businesses, transactions and activities within and without the United States; and

            (g) The foregoing businesses, transactions and activities shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent, and the enumeration of specific businesses, transactions or activities shall not be construed to limit or restrict in any manner the meaning of general terms of the general powers of the Corporation now or hereafter conferred by the laws of the State of Maryland. nor shall the expression of one thing be deemed to exclude another, though it be of like nature, not expressed, provided. however, that the

Corporation shall not have power to carry on within the State of Maryland any business whatsoever the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of said State, nor shall it carry on any business, or exercise any power. in any other state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof

      FOURTH: The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated. 32 South Street. Baltimore, Maryland 21202. The principal office of the Corporation is c/o The Guardian Insurance & Annuity Company. Inc., 201 Park Avenue South, New York, New York 10003.

      FIFTH: The resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

      SIXTH: The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of one or more classes of common stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of Incorporation or in the By-Laws of the Corporation or in the Maryland General Corporation Law.

            No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the common stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation. or out of any shares of the common stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

            The total amount of authorized capital stock of the Corporation consists of one billion (1,000.000,000) shares having a par value of $.l0 each. The aggregate par value of all classes of shares of the Corporation is $100.000,000.


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

            One hundred million (100,000,000) of such shares may be issued as the International Stock Class which is hereby established and designated; subject, however, to the authority granted herein to the Board of Directors of the Corporation to increase or decrease the number of such shares.

            The Board of Directors of the Corporation is authorized, from time to time, by resolution to classify or reclassify the balance of the authorized shares into one or more classes that are or may be established or designated from time to time. by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such stock, and to increase or decrease the number of authorized shares of any class, but the number of shares of any class shall not be reduced by the Board of Directors below the number of shares thereof then outstanding, and the total number of authorized shares shall not be increased above the number of shares authorized in the Corporation's Articles of Incorporation except by the filing of record of the articles supplementary required by Section 2-208.1 of the Maryland General Corporation Law with the Maryland State Department of Assessments and Taxation.

            Without limiting the generality of the foregoing, (i) the Corporation may hold as treasury shares, reissue for such consideration and on such terms as the Board of Directors may determine, or cancel, at its discretion from time to time, any shares of any class reacquired by the Corporation: and
(ii) the dividends and distributions of investment income and capital gains with respect to the stock of the Corporation and with respect to each class that may hereafter be created shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from class to class to such extent and for such purposes as the Board of Directors may deem appropriate, including, but not limited to, the purpose of complying with the requirements of regulatory authorities.

      SEVENTH: The establishment and designation of any class of shares in addition to that established and designated in ARTICLE SIXTH shall be effective upon (i) the authorization of such classes by vote of a majority of the Board of Directors, including the establishment and designation of the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such class and (ii) the filing of record of the articles supplementary required by Section 2-208 of the Maryland General Corporation law with the State Department of Assessments and Taxation of Maryland. At any time when there are no shares outstanding or subscribed for of a particular class previously established and designated by the Board of Directors, the class may be liquidated by similar means.

            Upon the creation of any class of stock in addition to that class established and designated in ARTICLE SIXTH, the shares of said classes and any shares of any further classes that may from time to time be established and designated by the Board of Directors (unless provided otherwise by the Board of Directors with respect to such further classes at the time of establishing and designating such further classes) shall have the following relative preferences, rights, voting powers, restrictions. limitations as to dividends, qualifications, and terms and conditions of redemption:

            (a) Assets Belonging to a Class. All consideration received by the Corporation for the issue of shares of a particular class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payment derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items (defined below) allocated to that class as provided in the following sentence, are herein referred to as "assets belonging to" that class. In the event that there are any assets, income, earnings, profits, and proceeds thereof funds, or payments which are readily identifiable as belonging to any particular class (collectively. "General Items"), such General Items shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the classes established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable, and any General Items so allocated to a particular class shall belong to that class. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.

            (b) Liabilitites Belonging to a Class. The assets belong to each particular class shall be charged with the liabilities of the Corporation in respect of that class and all expenses, costs, charges and reserves attributable to that class, and any general liabilities, expenses, costs, charges or reserves belonging to any particular class shall be allocated and charged by or under the supervision of the Board of Directors to and among any one or more of the classes established and designated from time to time in such manner and on such bases as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a class are herein referred to as "liabilities belonging to" that class. Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Directors shall be conclusive and binding for all purposes.

            (c) Income Belonging to a Class. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the 1940 Act, to determine: (i) which items shall be treated as income and which items as capital; and (ii) "income belonging to" a class, which income shall include all income, earnings and profits derived from assets belonging to that class, less any expenses, costs, charges or reserves belonging to that class, for the relevant time period. Each such determination and allocation shall be conclusive and binding.

            (d) Dividends. Dividends and distributions on shares of a particular class may be declared and paid with such frequency, in such form and in such amount as the Board of Directors may from time to time determine. Dividends may be declared daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities belonging to that class.

            All dividends on shares of a particular class shall be paid only out of the income belonging to that class and capital gains distributions on shares of a particular class shall be paid only out of the capital gains belonging to that class. All dividends and distributions on shares of a particular class shall be distributed pro rata to the holders of that class in proportion to the number of shares of that class held by such holders at the date and time of record established for the payment of such dividend or distribution program or procedure; however, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the shareholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

            The Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder to avoid the imposition of any corporate income or excise tax. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company.

            Dividends and distributions may be paid in cash, property or shares, including authorized but unissued shares or treasury shares, or a combination of any of the foregoing, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time. Any such dividend or distribution paid in shares will be paid at the current net asset value thereof as defined in this ARTICLE SEVENTH.

            (e) Liquidation. In the event of the liquidation of the Corporation or of a particular class, the shareholders of each class that has been established and designated and is being liquidated shall be entitled to receive, as a class, when and as declared by the Board of Directors, the excess of the assets belonging to that class over the liabilities belonging to that class. The holders of shares of any class shall not be entitled thereby to any distribution upon liquidation of any other class. The assets so distributable to the shareholders of any particular class shall be distributed among such shareholders in proportion to the number of shares of that class held by them and recorded on the books of the Corporation. The liquidation of any particular class in which there are shares then outstanding may be authorized by vote of a majority of the Board of Directors then in office, subject to the approval of a majority of the outstanding securities of that class, as defined in the 1940 Act. In the event that there are any general assets not belonging to any particular class of stock and available for distribution, such distribution shall be made to holders of stock of various classes in such proportion as the Board of Directors determines to be fair and equitable, and such determination by the Board of Directors shall be final.

            (f) Voting. On each matter submitted to a vote of the stockholders, each holder of a share shall be entitled to one vote for each share standing in his name on the books of the Corporation, irrespective of the class thereof, and all shares of all classes shall vote as a single class ("Single Class Voting"): provided, however, that (i) as to any matter with respect to which a separate vote of any class is required by the 1940 Act or by the Maryland General Corporation Law, such requirement as to a separate vote by that class shall apply in lieu of Single Class Voting as described above: (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more classes, then subject to (iii) below, the shares of all other classes shall vote as a single class; and (iii) as to any matter which does not affect the interests of a particular class, only the holders of shares of the one or more affected classes shall be entitled to vote.

            (g) Redemption by Stockholders. Each holder of shares of a particular class shall have the right at such times and on such terms and conditions as may be permitted by the Corporation to require the Corporation to redeem all or any part of his or her shares of that class at a redemption price per share equal to the net asset value per share of that class next determined in accordance with this ARTICLE SEVENTH after the shares are properly tendered for redemption. Payment of the redemption price shall be in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may make payment wholly or partly in securities or other assets belonging to the class of which the shares being redeemed are part at the value of such securities or assets used in such determination of net asset value.

            Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of shares of any class to require the Corporation to redeem shares of that class during any period or at any time when and to the extent permissible under the 1940 Act.

            (h) Net Asset Value Per Share. The net asset value per share of any class shall be the quotient obtained by dividing the value of the net assets of that class (being the value of the assets belonging to that class less the liabilites belonging to that class) by the total number of shares of that class outstanding.

            The Board of Directors may determine to maintain the net asset value per share of any class at a designated constant dollar amount. In connection therewith, the Board of Directors may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that class as dividends payable in additional shares of that class at the designated constant dollar amount, and for the redemption of shares as necessary to maintain a constant net asset value in the event of any losses attributable to that class.

            (i) Equality. All shares of each particular class shall represent an equal proportionate interest in the assets belonging to that class (subject to the liabilities belonging to that class), and each share of any particular class shall be equal to each other share of that class. The Board of Directors may from time to time divide or combine the shares of any particular class into a greater or lesser number of shares of that class without thereby changing the proportionate beneficial interest in the assets belonging to that class or in any way affecting the rights of shares of any other class.

            (j) Conversion or Exchange Rights. Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that holders of shares of any class shall have the right to convert or exchange said shares into shares of one or more other classes of shares in accordance with such requirements and procedures as may be established by the Board of Directors.

            (k) Fractional Shares. The Corporation may issue, sell, redeem, repurchase, and otherwise deal in and with shares of its capital stock of all or any classes in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of capital stock of all and any classes having proportionately to the respective fractions represented thereby all the rights of whole shares of all or any class, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, provided that the issue of shares in fractional denominations or certificates therefor of all or any class shall be limited to such transactions and be made upon such terms as may be fixed by or under authority of the By-Laws.

            (1) Ownership Record. The Corporation may issue shares in open account form without issuance or delivery of certificates therefor, in which case the ownership of such shares shall be reflected exclusively by entry on the books of the Corporation.

      EIGHTH: The Corporation shall have five (5) Directors which number may be increased or decreased, but to not less than three (3), pursuant to the By-Laws of the Corporation. Arthur V. Ferrara, William W. Hewitt. Jr., Edward K. Kane, Sidney I. Lirtzman and Robert G. Smith shall act as Directors until the first annual meeting of stockholders and until their successors are duly chosen and qualified.

      The By-Laws of the Corporation may fix the number of Directors at a number greater or less than named in these Articles of Incorporation and may authorize the Board of Directors to increase or decrease the number of Directors fixed by these Articles of Incorporation within the limits specified in the By-Laws.

      NINTH: (a) From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed (including any amendment which changes the terms of any of the outstanding stock, classification, reclassification or otherwise), upon the vote of the holders of a majority of the shares of capital stock of the Corporation at the time outstanding and entitled to vote, and other provisions which might under the statutes of the State of Maryland at the time in force be lawfully contained in Articles of Incorporation, may be added or inserted upon such a vote and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article NINTH;

            The term "these Articles of Incorporation" as used herein and in the By-Laws of the Corporation shall be deemed to mean these Articles of Incorporation as from time to time amended and restated.

            (b) The original By-Laws of the Corporation shall be adopted by the initial Board of Directors named herein. Thereafter the Board of Directors shall have the power to make, alter or repeal the By-Laws, except as the By-Laws from time to time in effect may require shareholder action for adoption, alteration or repeal of particular By-Law provisions.

      TENTH: The directors or officers of the Corporation shall not be liable for money damages to the Corporation or to the Corporation's stockholders in their capacity as a director or officer, except (i) to the extent that it is proved that the person actually received an improper benefit or profit in money. property. or services, for the amount of the benefit or profit in money, property, or services actually received; (ii) to the extent that the liability of the director or officer arose by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office; or (iii) to the extent that judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. If the Maryland General Corporation Law is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation, as the case may be, shall be eliminated or limited to the fullest extent permitted by the Maryland General Corporation Law, as so amended. Any repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any right or protection of a director or officer existing at the time of such repeal or modification. Notwithstanding the foregoing, no director or officer of the Corporation shall be relieved from any liabilities or expenses arising by reason of "disabling conduct," whether or not there is an adjudication of liability. "Disabling conduct" means willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

      The UNDERSIGNED, being the incorporator herein for the purpose of forming a corporation pursuant to the Maryland General Corporation Law, does make these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true and, accordingly, have hereunto set my hand and acknowledge the same to be my act on this 24th day of October, 1990.


                                             /s/ JOHN M. SMITH
                                             -------------------------------
                                                 John M. Smith

ATTEST:


/s/ THOMAS R. HICKEY, JR.
-------------------------------
    Thomas R. Hickey, Jr.

                             ARTICLES SUPPLEMENTARY

                                       OF

                    BAILLIE GIFFORD INTERNATIONAL FUND, INC.

      Baillie Gifford International Fund, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Board of Directors of the Corporation, at a meeting of the Board of Directors held on June 23, 1994, adopted a resolution classifying (i) One Hundred Million (100,000,000) shares of unclassified common stock as International Stock Class Common Stock and (ii) Two Hundred Million (200,000,000) shares of unclassified common stock as Emerging Markets Class common stock, in each case by setting or changing before the issuance of such shares, the preferences. conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof as hereinafter set forth.

      SECOND: The shares of Emerging Markets Class common stock as so classified by the Board of Directors of the Corporation shall have the preferences, conversion and other rights, voting powers, restriction, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article SEVENTH of the Articles of Incorporation of the Corporation and shall be subject to all provisions of the Articles of Incorporation relating to stock of the Corporation generally.

      THIRD: The shares of International Stock Class common stock as so classified by the Board of Directors shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the International Stock Class as heretofore set forth in the Articles of Incorporation of the Corporation.

      FOURTH: The shares aforesaid have been duly reclassified by the Board of Directors pursuant to authority and power contained in the Articles of Incorporation of the Corporation.

      IN WITNESS WHEREOF, Baillie Gifford International Fund, Inc. has caused these Articles Supplementary to be signed on this 28th day of June, 1994 in its name and on its behalf by its duly authorized officers, who acknowledge that these Articles Supplementary are the act of the Corporation and that to the best of their knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of the Articles Supplementary are true in all material respects and that this statement is made under penalties of perjury.

                                  Baillie Gifford International Fund. Inc.


                                  By:
                                     ------------------------------------------
                                                  President

ATTEST:



------------------------
Secretary

                              ARTICLES OF AMENDMENT

                                       OF

                    BAILLIE GIFFORD INTERNATIONAL FUND, INC.

Baillie Gifford International Fund. Inc., a Maryland corporation having its principal office in Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Articles of Incorporation of the Corporation are amended by striking out Article Second and inserting in lieu thereof the following:

            SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

                                 GBG FUNDS, INC.

      SECOND: The foregoing amendment to the charter of the Corporation was approved unanimously by the Board of Directors of the Corporation; the charter amendment is limited to a change expressly permitted by Section 2-605 of Title II of Subtitle 6 of the Maryland General Corporation Law to be made without action by the stockholders and the Corporation is registered as an open-end company under the Investment Company Act of 1940.

      IN WITNESS WHEREOF, Baillie Gifford International Fund, Inc. has caused these Articles of Amendment to be signed on this 10th day of October, 1994 in its name and on its behalf by its duly authorized officers, who acknowledge that these Articles of Amendment are the act of the Corporation and that, to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of the Articles of Amendment are true in all material respects and that this statement is made under penalties of perjury.

                                 Baillie Gifford International Fund, Inc.


                                 By:
                                    -------------------------------------------
                                                    President

ATTEST:



-----------------------------
Secretary

                              ARTICLES OF AMENDMENT

                                       OF

                                 GBG FUNDS, INC.

      GBG Funds, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Articles of Incorporation of the Corporation are amended by striking out Article Second and inserting in lieu thereof the following:

            SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

                                GIAC FUNDS, INC.

SECOND: The foregoing amendment to the charter of the Corporation was approved unanimously by the Board of Directors of the Corporation; the charter amendment is limited to a change expressly permitted by Section 2-605 of Title 2 of Subtitle 6 of the Maryland General Corporation Law to be made without action by the stockholders and the Corporation is registered as an open-end company under the Investment Company Act of 1940.

IN WITNESS WHEREOF, GBG Funds, Inc. has caused these Articles of Amendment to be signed on this 2nd day of April, 1997 in its name and on its behalf by its duly authorized officers, who acknowledge that these Articles of Amendment are the act of the Corporation and that, to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of the Articles of Amendment are true in all material respects and that this statement is made under penalties of perjury.

                                       GBG Funds, Inc.


                                       By:
                                          -------------------------------------
                                                       John M. Smith
                                                          President

ATTEST:



----------------------------
Joseph A. Caruso
Secretary

                             ARTICLES SUPPLEMENTARY

                                       OF

                                GIAC FUNDS, INC.

      GIAC Funds, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Board of Directors of the Corporation, at a meeting of the Board of Directors held on December 19, 1996, adopted a resolution classifying Two Hundred Million (200,000,000) shares of unclassified common stock as Small Cap Stock Class common stock, in each case by setting or changing before the issuance of such shares, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof as hereinafter set forth.

      SECOND: The shares of Small Cap Stock Class common stock as so classified by the Board of Directors of the Corporation shall have the preferences, conversion and other rights, voting powers, restriction, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article SEVENTH of the Articles of Incorporation of the Corporation and shall be subject to all provisions of the Articles of Incorporation relating to stock of the Corporation generally.

      THIRD: The shares aforesaid have been duly reclassified by the Board of Directors pursuant to authority and power contained in the Articles of Incorporation of the Corporation.

      IN WITNESS WHEREOF, GIAC Funds, Inc. has caused these Articles Supplementary to be signed on this 2nd day of April, 1997 in its name and on its behalf by its duly authorized officers, who acknowledge that these Articles Supplementary are the act of the Corporation and that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of the Articles Supplementary are true in all material respects and that this statement is made under penalties of perjury.

                                       GIAC Funds, Inc.


                                       By:
                                          -----------------------------------
                                                      John M. Smith
                                                        President

ATTEST:



--------------------------------
Joseph A. Caruso
Secretary